As filed with the Securities and Exchange Commission on October 2, 2013

Registration No. 333-[    ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDASSETS, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0391128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 North Point Center East, Suite 200

Alpharetta, Georgia 30022

(678) 323-2500

(Address, including zip code of Principal Executive Offices)

Long Term Performance Incentive Plan

(Full title of the plan)

Jonathan H. Glenn, Esq.

Executive Vice President, Chief Legal Officer and Corporate Secretary

MedAssets, Inc.

100 North Point Center East, Suite 200

Alpharetta, Georgia 30022

(678) 323-2500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of agent for service)

Copies to:

Steven J. Gartner, Esq.

Morgan D. Elwyn, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.01 per share (“Common Stock”)	2,600,000	$25.27	$65,702,000.00	$8,462.42

(1)	Represents an additional 2,600,000 shares of Common Stock of MedAssets, Inc. issuable pursuant to the Long Term Performance Incentive Plan, as amended (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, based on the average of the high and low sales prices per share of the Common Stock as reported on NASDAQ on September 30, 2013.

(3)	The registration fee is calculated only with respect to the additional securities registered on this Registration Statement. The existing securities issuable under the Plan were registered, and the correlating registration fee paid, pursuant to the Registration Statement on Form S-8 (File No. 333-156505) filed by the Company on December 30, 2008.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by MedAssets, Inc. (the “Company”), to register an additional 2,600,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Long Term Performance Incentive Plan, as amended (the “Plan”). Pursuant to the Registration Statement on Form S-8 (File No. 333-156505) filed by the Company on December 30, 2008 (the “Prior Registration Statement”), the Company previously registered an aggregate of 13,781,463 shares of Common Stock issuable pursuant to the Plan. On April 25, 2013, the Company’s Board of Directors approved an amendment to the Plan to increase the number of shares issuable thereunder by 2,600,000 shares of Common Stock, which was approved by the Company’s stockholders at the Company’s annual meeting on June 13, 2013. This Registration Statement relates to the additional 2,600,000 shares of Common Stock issuable pursuant to the Plan. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Prior Registration Statement and the following documents, filed with the United States Securities and Exchange Commission (the “Commission”) by the Company, are incorporated by reference into the Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 27, 2013, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed on May 6, 2013, and for the quarter ended June 30, 2013, filed on August 2, 2013, pursuant to the Exchange Act;

(c)	the Company’s Current Reports on Form 8-K, filed on April 2, 2013 and June 14, 2013, pursuant to the Exchange Act; and

(d)	the description of the Company’s Common Stock, par value $0.01 per share, which is contained in the Company’s Registration Statement on Form 8-A, filed on December 10, 2007, including any amendment or report for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. Nothing in this Registration Statement shall be deemed to incorporate by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC pursuant to applicable securities laws and regulations unless the Company expressly provides to the contrary that such documents or portions thereof is incorporated by reference herein.

Item 8.	EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 2nd day of October 2013.

MEDASSETS, INC.

By:	/s/ John A. Bardis
Name:	John A. Bardis
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John A. Bardis and Jonathan H. Glenn as his or her true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John A. Bardis Name: John A. Bardis	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 2, 2013

/s/ Charles O. Garner Name: Charles O. Garner	Chief Financial Officer (Principal Financial Officer)	October 2, 2013

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Chief Accounting Officer (Principal Accounting Officer)	October 2, 2013

/s/ Rand A. Ballard Name: Rand A. Ballard	Director and Chief Customer Officer	October 2, 2013

/s/ Harris Hyman IV Name: Harris Hyman IV	Director	October 2, 2013

/s/ Vernon R. Loucks, Jr. Name: Vernon R. Loucks, Jr.	Director	October 2, 2013

Signature	Title	Date

/s/ Terrence J. Mulligan Name: Terrence J. Mulligan	Director	October 2, 2013

/s/ C.A. Lance Piccolo Name: C.A. Lance Piccolo	Director	October 2, 2013

/s/ John C. Rutherford Name: John C. Rutherford	Director	October 2, 2013

/s/ Samuel K. Skinner Name: Samuel K. Skinner	Director	October 2, 2013

/s/ Bruce F. Wesson Name: Bruce F. Wesson	Director	October 2, 2013

/s/ Carol J. Zierhoffer Name: Carol J. Zierhoffer	Director	October 2, 2013

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page hereto).

99.1	MedAssets, Inc. Long Term Performance Incentive Plan (Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Form DEF 14A filed on April 29, 2013).